                                                                Exhibit 23.3

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in this registration statement on Form S-4 of our report dated January 20, 1995, on our audits of the consolidated financial statements of Teradyne, Inc. as of December 31, 1994 and 1993, and for each of the three years in the period ended December 31, 1994, appearing in the Annual Report on Form 10-K of Teradyne, Inc. filed with the Securities and Exchange Commission pursuant to the Securities Act of 1934. We also consent to the reference in this Registration Statement to our Firm under the caption "Experts."


                                          /s/ COOPERS & LYBRAND L.L.P.
                                          ----------------------------
                                          COOPERS & LYBRAND L.L.P.

Boston, Massachusetts
October 25, 1995